Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2016 FIRST QUARTER RESULTS

AND AGREEMENT TO COMBINE WITH LAM RESEARCH

MILPITAS, Calif., October 21, 2015 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2016, which ended on September 30, 2015, and reported GAAP net income of $105 million and GAAP earnings per diluted share of $0.66 on revenues of $643 million.

“KLA-Tencor posted solid results for the first quarter of fiscal year 2016, with new orders and earnings per share finishing above the range of guidance, and with revenue finishing at the top end of the range of guidance, demonstrating our market leadership, the resilience of our business model, and effective operational execution,” said Rick Wallace, President and Chief Executive Officer. “The strong demand we are experiencing affirms KLA-Tencor’s ongoing focus on providing superior value to customers both in terms of meeting market requirements and delivering superior competitive offerings.”

GAAP Results
	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015
Revenues	$643 million	$756 million	$643 million
Net Income	$105 million	$142 million	$72 million
Earnings per Diluted Share	$0.66	$0.89	$0.43

Non-GAAP Results
	Q1 FY 2016	Q4 FY 2015	Q1 FY 2015
Net Income	$112 million	$159 million	$79 million
Earnings per Diluted Share	$0.71	$0.99	$0.47

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance and other related charges.

KLA-Tencor to Combine with Lam Research

KLA-Tencor also announced today that it has entered into a definitive agreement with Lam Research Corporation (NASDAQ: LRCX) pursuant to which KLA-Tencor would combine with Lam Research, and KLA-Tencor stockholders would be entitled to elect to receive the economic equivalent of $32.00 in cash and 0.5 of a share of Lam Research common stock for each share of KLA-Tencor stock they hold.

Conference Call information:

KLA-Tencor and Lam Research will host a joint conference call to discuss the results for KLA-Tencor’s fiscal year 2016 first quarter, along with its outlook, and the transaction to combine with Lam Research. Please refer to the separate joint press release issued by KLA-Tencor and Lam Research today for additional details regarding the conference call.

Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding: our ability to benefit from our market leadership position; the resilience of our business model; operational execution; our ability to provide superior value to customers, meet market requirements and deliver superior competitive offerings, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA-Tencor’s ability to successfully manage its costs; market acceptance of KLA-Tencor’s existing and newly issued products; changing customer demands; and industry transitions.

For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2015, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA-Tencor:

KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.

To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2015	June 30, 2015
ASSETS
Cash, cash equivalents and marketable securities	$2,269,447	$2,387,111
Accounts receivable, net	460,813	585,494
Inventories	650,496	617,904
Other current assets	294,662	314,067
Land, property and equipment, net	302,868	314,591
Goodwill	335,218	335,263
Purchased intangibles, net	8,242	11,895
Other non-current assets	249,577	259,687

Total assets	$4,571,323	$4,826,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,363	$103,342
Deferred system profit	134,188	148,691
Unearned revenue	63,700	71,335
Current portion of long-term debt	—	16,981
Other current liabilities	609,990	661,414

Total current liabilities	915,241	1,001,763
Non-current liabilities:
Long-term debt	3,151,046	3,173,435
Unearned revenue	44,970	47,145
Other non-current liabilities	165,625	182,230

Total liabilities	4,276,882	4,404,573
Stockholders’ equity:
Common stock and capital in excess of par value	385,633	474,374
Accumulated deficit	(45,055)	(12,362)
Accumulated other comprehensive income (loss)	(46,137)	(40,573)

Total stockholders’ equity	294,441	421,439

Total liabilities and stockholders’ equity	$4,571,323	$4,826,012

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Operations

	Three months ended September 30,
(In thousands, except per share amounts)	2015	2014
Revenues:
Product	$460,739	$476,598
Service	181,905	166,303

Total revenues	642,644	642,901
Costs and expenses:
Costs of revenues	270,244	288,467
Engineering, research and development	119,943	143,637
Selling, general and administrative	91,663	101,644
Interest expense and other, net	26,495	10,146

Income before income taxes	134,299	99,007
Provision for income taxes	29,402	26,774

Net income	$104,897	$72,233

Net income per share:
Basic	$0.67	$0.44

Diluted	$0.66	$0.43

Cash dividends declared per share	$0.52	$0.50

Weighted-average number of shares:
Basic	156,820	164,845
Diluted	157,984	166,580

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	September 30,
(In thousands)	2015	2014
Cash flows from operating activities:
Net income	$104,897	$72,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,735	21,159
Non-cash stock-based compensation expense	12,248	15,483
Excess tax benefit from equity awards	(10,159)	(14,223)
Net gain on sales of marketable securities and other investments	(1,233)	(1,635)
Changes in assets and liabilities
Decrease in accounts receivable, net	124,925	39,261
Increase in inventories	(31,243)	(23,445)
Decrease (increase) in other assets	34,381	(2,732)
Increase in accounts payable	4,158	5,276
Decrease in deferred system profit	(14,504)	(59,122)
Decrease in other liabilities	(49,423)	(17,329)

Net cash provided by operating activities	193,782	34,926
Cash flows from investing activities:
Capital expenditures, net	(7,341)	(13,445)
Purchases of available-for-sale securities	(343,358)	(624,860)
Proceeds from sale of available-for-sale securities	200,353	732,337
Proceeds from maturity of available-for-sale securities	184,973	135,097
Purchases of trading securities	(18,267)	(22,567)
Proceeds from sale of trading securities	15,540	18,986

Net cash provided by investing activities	31,900	225,548
Cash flows from financing activities:
Repayment of debt	(40,000)	—
Issuance of common stock	—	4,677
Tax withholding payments related to vested and released restricted stock units	(21,526)	(27,168)
Common stock repurchases	(142,592)	(124,839)
Payment of dividends to stockholders	(101,674)	(82,413)
Excess tax benefit from equity awards	10,159	14,223

Net cash used in financing activities	(295,633)	(215,520)
Effect of exchange rate changes on cash and cash equivalents	(4,377)	(6,132)

Net increase (decrease) in cash and cash equivalents	(74,328)	38,822
Cash and cash equivalents at beginning of period	838,025	630,861

Cash and cash equivalents at end of period	$763,697	$669,683

Supplemental cash flow disclosures:
Income taxes paid, net	$7,844	$20,361
Interest paid	$3,149	$136
Non-cash activities:
Purchase of land, property and equipment - investing activities	$1,490	$3,571
Unsettled common stock repurchase - financing activities	$9,610	$5,844
Dividends payable - financing activities	$20,892	$—

KLA-Tencor Corporation

Condensed Consolidated Unaudited Supplemental Information

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2015	June 30, 2015	September 30, 2014
GAAP net income		$104,897	$142,019	$72,233
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition related charges	a	3,581	3,578	3,998
Restructuring, severance and other related charges	b	7,066	22,417	4,057
Income tax effect of non-GAAP adjustments	c	(3,348)	(9,159)	(1,539)

Non-GAAP net income		$112,196	$158,855	$78,749

GAAP net income per diluted share		$0.66	$0.89	$0.43

Non-GAAP net income per diluted share		$0.71	$0.99	$0.47

Shares used in diluted shares calculation		157,984	159,965	166,580

Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition related charges	Restructuring, severance and other related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended September 30, 2015
Costs of revenues	$2,285	$2,770	$5,055
Engineering, research and development	650	1,010	1,660
Selling, general and administrative	646	3,286	3,932

Total in three months ended September 30, 2015	$3,581	$7,066	$10,647

Three months ended June 30, 2015
Costs of revenues	$2,282	$7,458	$9,740
Engineering, research and development	650	6,310	6,960
Selling, general and administrative	646	8,649	9,295

Total in three months ended June 30, 2015	$3,578	$22,417	$25,995

Three months ended September 30, 2014
Costs of revenues	$2,577	$355	$2,932
Engineering, research and development	700	2,933	3,633
Selling, general and administrative	721	769	1,490

Total in three months ended September 30, 2014	$3,998	$4,057	$8,055

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.	Acquisition related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.	Restructuring, severance and other related charges include costs associated with employee severance and other exit costs. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.	Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.